Exhibit 10.2 $7,378,000 Loan Agreement dated December 31, 2002 and related amendment between TW Real Estate II, LLC and GE Caital Franchise Corporation



                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of December 31, 2002 (the "Closing Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), and TW REAL ESTATE II, LLC, a Delaware limited liability company ("Borrower").

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

         "ADA" means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

         "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

         "Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. ss. ss. 1956 and 1957, and the BSA.

         "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties or any of the Lessee Parties.

         "Borrower Parties" means, collectively, Borrower and any guarantors of the Loans (including, in each case, any predecessors-in-interest).

         "BSA" means the Bank Secrecy Act (31 U.S.C.ss.ss. 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

         "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

         "Change of Control" means a change in control of any of the Borrower Parties, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Borrower Parties, as applicable, and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by any of the Borrower Parties, as applicable, with or into any other entity; or (ii) if any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, who, subsequent to the Closing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Borrower Parties, as applicable, representing 50% or more of the combined voting power of Borrower's then outstanding securities (other than indirectly as a result of the redemption by any of the Borrower Parties, as applicable, of its securities).

         "Closing" means the disbursement of the Loan Amounts by Title Company as contemplated by this Agreement.

         "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Default Rate" has the meaning set forth in the Notes.

         "Entity" means any entity that is not a natural person.

         "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Premises, whether or not yet discovered, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against any of the Borrower Parties, any of the Lessee Parties or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at any of the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off any of the Premises.

         "Environmental Indemnity Agreement" means the environmental indemnity agreement dated as of the date of this Agreement executed by Borrower for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.

         "Environmental Insurer" means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lender may select, and its successors and assigns.

         "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss. 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tank systems), 42 U.S.C.ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss. 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 et seq.; the Endangered Species Act, 16 U.S.C.ss.ss. 1531 et seq. and the National Environmental Policy Act, 42 U.S.C.ss. 4321 et seq. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Premises by reason of the presence of Hazardous Materials in, on, under or above any of the Premises.

         "Environmental Liens" has the meaning set forth in Section 5.K(9).

         "Environmental Policies" means the environmental insurance policies issued by Environmental Insurer to Lender with respect to the Premises, which Environmental Policies shall be in form and substance satisfactory to Lender in its sole discretion.

         "Equipment" has the meaning set forth in the Equipment Loan Agreement.

         "Equipment Loan" has the meaning set forth in the Equipment Loan Agreement.

         "Equipment Loan Agreement" means that certain Equipment Loan and Security Agreement dated as of the Closing Date between Lender and Borrower, as the same may be amended from time to time.

         "Equipment Note" has the meaning set forth in the Equipment Loan Agreement.

         "Event of Default" has the meaning set forth in Section 9.

         "FCCR Amount" has the meaning set forth in Section 9.A(7).

         "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the sum of the Loan Amounts for all of the Premises.

         "Fixed Charge Coverage Ratio" has the meaning set forth in Section 6.J.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Premises or any of the Borrower Parties.

         "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, any petroleum product or additive, any petroleum-based substances or any similar terms described or defined in any Environmental Laws applicable to or regulating below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances, or any Toxic Mold; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Premises or the operations or activity at any of the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of any of the Premises or the owners and/or occupants of property adjacent to or surrounding any of the Premises.

         "Indemnified Parties" means Lender, Environmental Insurer, the trustees under the Mortgages, if applicable, and any person or entity who is or will have been involved in the origination of the Loans, any person or entity who is or will have been involved in the servicing of the Loans, any person or entity in whose name the encumbrance created by any of the Mortgages is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loans (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any of the Loans for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in any of the Loans or any of the Premises, whether during the term of the Loans or as a part of or following a foreclosure of any of the Loans and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         "Indemnity Agreements" means all indemnity agreements executed for the benefit of any of the Borrower Parties, any current lessee or occupant or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials, including, without limitation, the right to receive payments under such indemnity agreements.

         "Lease" means the master lease between Borrower, as lessor, and Lessee, as lessee, with respect to the Premises, together with all amendments, modifications and supplements thereto.

         "Lender   Entities"   means,   collectively,   Lender   (including  any
predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).

         "Lessee" means Tumbleweed, Inc., a Delaware corporation, and its successors.

         "Lessee Parties" means, collectively, Lessee and any guarantors of the Lease (including, in each case, any predecessors-in-interest).

         "Loan" or "Loans" means, as the context may require, the loan for each Premises, or the loans for all of the Premises, described in Section 2.

         "Loan Amount" or "Loan Amounts" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreement, the UCC-1 Financing Statements and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended from time to time.

         "Loan Pool" means:

                  (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

                  (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

                  (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

         "Material Adverse Effect" means a material adverse effect on (i) any of the Premises, including, without limitation, the operation of any of the Premises as a Permitted Concept, or (ii) Borrower's ability to perform its obligations under the Loan Documents.

         "Mortgage" or "Mortgages" means, as the context may require, the deed of trust or mortgage dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to a Premises or the deeds of trust or mortgages dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to all of the Premises, as the same may be amended from time to time. A Mortgage has been executed for each Premises.

         "Note" or "Notes" means, as the context may require, the promissory note dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing a Loan with respect to a Premises or the promissory notes dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing the Loans with respect to all of the Premises, as the same may be amended, restated and/or substituted from time to time, including, without limitation, as a result of the payment of the FCCR Amount pursuant to Section 9. A Note has been executed for each Premises in the Loan Amount corresponding to such Premises.

         "Obligations" has the meaning set forth in the Mortgages.

         "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

         "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties, Related Borrower and/or any Affiliate of any of the Borrower Parties or Related Borrower (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties or Related Borrower), and, or for the benefit of, (2) any of the Lender Entities, including, without limitation, the Equipment Loan Agreement, the Related Loan Agreement, the Related Equipment Loan Agreement, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

         "Participation" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "Permitted Amounts" means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the states in which the Premises are located.

         "Permitted Concept" means a Tumbleweed restaurant.

         "Permitted Exceptions" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to Lender and approved by Lender in its sole discretion in connection with the closing of the Loans.

         "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "Personal Property" has the meaning set forth in the Mortgages.

         "Premises" means the parcel or parcels of real estate corresponding to the FFC File Numbers and addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate) and the Personal Property. As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.

         "Questionnaires" means the environmental questionnaires completed on behalf of the Borrower Parties with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

         "Related Borrower" means TW Real Estate I, LLC, a Delaware limited liability company.

         "Related Equipment Loan Agreement" means that certain Equipment Loan and Security Agreement dated as of the Closing Date between Lender and Related Borrower, as the same may be amended from time to time.

         "Related Equipment Note" means the "Equipment Note" as defined in the Related Equipment Loan Agreement.

         "Related Loan Agreement" means the Loan Agreement dated as of the Closing Date between Related Borrower and Lender, as the same may be amended from time to time.

         "Related Notes" means the "Notes" as defined in the Related Loan Agreement.

         "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         "Remediation" means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, including, without limitation, all acts necessary to clean and disinfect any portions of any of the Premises affected by Toxic Mold and to eliminate the sources of Toxic Mold in or on any of the Premises, including, without limitation, providing any necessary moisture and control systems at any of the Premises.

         "Restoration" has the meaning set forth in the Mortgages.

         "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

         "Substitute Documents" has the meaning set forth in Section 11.

         "Substitute Premises" means one or more parcels of real estate substituted for a Premises in accordance with the requirements of Section 11, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements, equipment, trade fixtures, appliances and other personal property located thereon (whether or not affixed to such real estate). For purposes of clarity, where two or more parcels of real estate comprise a Substitute Premises, such parcels or interests shall be aggregated and deemed to constitute the Substitute Premises for all purposes of this Agreement.

         "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Premises which may result from such Release.

         "Title Company" means Lawyers Title Insurance Corporation.

         "Toxic Mold" means any toxic mold or fungus of a type which would pose a risk to human health or the environment or would negatively impact the value of any of the Premises.

         "Transfer" means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "UCC-1 Financing Statements" means such UCC-1 Financing Statements as Lender shall file with respect to the transactions contemplated by this Agreement.

         "U.S. Publicly-Traded Entity" is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

         2. Transaction; Reduced Term Option. (a) On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loans. The Loans will be evidenced by the Notes and secured by the Mortgages. Borrower shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall be $7,378,000.00, allocated among the Premises as set forth on the attached Exhibit
A. The Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. The Premises shall be leased to the Lessee pursuant to the Lease and, at Closing, Borrower shall assign the Lease to Lender pursuant to the Mortgages.

         (b) Notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, Lender shall have the option (the "Reduced Term Option"), at any time prior to December 31, 2003 and upon not less than 15 days prior notice to Borrower, to shorten the term of the Notes to a maturity date of either January 1, 2008 or January 1, 2013 (the "Reduced Term"), without changing any of the debt service payments due prior to such revised maturity date. Borrower hereby acknowledges that, if the Reduced Term Option is exercised, unless the Notes are prepaid in accordance with the terms and conditions set forth therein, on the maturity date thereof a major portion of the principal amount of the Notes will not have been paid through the monthly installments therein provided for, and that such unpaid balance will then become due and payable as a balloon payment. If Lender exercises the Reduced Term Option, Borrower shall execute such amendments to the Notes or amended and restated Notes as Lender may reasonably request to effectuate the Reduced Term. If Borrower shall fail to execute and deliver any of the documents contemplated by the preceding sentence within ten (10) days after Lender's request, (i) such failure shall be deemed to be an Event of Default under this Agreement, and (ii) Lender shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Borrower to execute and deliver such documents, which appointment is coupled with an interest and is irrevocable and binding.

         3. Escrow Agent. Borrower and Lender hereby employ Title Company to act as escrow agent in connection with the transactions described in this Agreement and the Equipment Loan Agreement. Borrower and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement and the Equipment Loan Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Borrower to do so. Title Company is authorized to pay, from any funds held by it for Lender's or Borrower's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Borrower, all charges and obligations payable by them, respectively. Borrower will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Borrower and Lender or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Borrower and Lender. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

         4. Closing Conditions. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

         A. Title Insurance Commitments. Lender shall have received for each of the Premises a preliminary title report and irrevocable commitment to insure title in the amount of the Loan relating to such Premises, by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing Borrower vested with good and marketable fee title in the real property comprising such Premises, committing to insure Lender's first priority lien upon and security interest in such real property subject only to Permitted Exceptions, and containing such endorsements as Lender may require.

         B. Survey. Lender shall have received a current ALTA survey of each of the Premises or its equivalent, the form and substance of which shall be satisfactory to Lender in its reasonable discretion. Lender shall have obtained a flood certificate indicating that the location of each of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, or if any Premises is in such a flood plain or special flood hazard area, Borrower shall have provided Lender with evidence of flood insurance maintained on such Premises in amounts and on terms and conditions reasonably satisfactory to Lender.

         C. Environmental. Lender shall have completed such environmental due diligence of each of the Premises as it deems necessary or advisable in its sole discretion, including, without limitation, receiving an Environmental Policy with respect to each of the Premises, and Lender shall have approved the environmental condition of each of the Premises in its sole discretion.

         D. Compliance With Representations, Warranties and Covenants. All of the representations and warranties set forth in Section 5 shall be true, correct and complete as of the Closing Date, and Borrower shall be in compliance with each of the covenants set forth in Section 6 as of the Closing Date. No event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or would be reasonably likely to have a material adverse effect on the Premises, any of the Borrower Parties or Lessee Parties or Lender's willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.

         E. Proof of Insurance. Borrower shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to Lender are in full force and effect.

         F. Legal Opinions. Borrower shall have delivered to Lender such legal opinions as Lender may reasonably require all in form and substance reasonably satisfactory to Lender and its counsel.

         G. Fee and Closing Costs. Borrower shall have paid the Fee to Lender and shall have paid all costs of the transactions described in this Agreement, including, without limitation, the cost of title insurance premiums and all endorsements required by Lender, survey charges, UCC and litigation search charges, the attorneys' fees of Borrower, reasonable attorneys' fees and expenses of Lender, the cost of the environmental due diligence undertaken pursuant to Section 4.C, including, without limitation, the cost of the Environmental Policies, Lender's site inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, escrow, filing and recording fees and UCC filing and recording fees (including preparation, filing and recording fees for UCC continuation statements). Borrower shall have also paid all real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 4.A.

         H. Closing of Equipment Loan Agreement, Related Loan Agreement, Related Equipment Loan Agreement. All of the transactions described in the Equipment Loan Agreement, Related Loan Agreement and Related Equipment Loan Agreement shall have closed prior to or concurrently with the Closing of the transactions described in this Agreement.

         I. Lease and Memoranda. Borrower and Lessee shall have executed and delivered the Lease and a memorandum of master lease in recordable form for each of the Premises (the "Memorandum"). The Lease and the Memoranda shall be in form and substance reasonably satisfactory to Lender.

         J. Closing Documents. At or prior to the Closing Date, Lender and/or the Borrower Parties, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender.

         Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

         5. Representations and Warranties of Borrower. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender (and Environmental Insurer solely with respect to Section 5.K) as follows:

         A. Financial Information. Borrower has delivered to Lender certain financial statements and other information concerning the Borrower Parties in connection with the transaction described in this Agreement (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties and/or the Premises as reflected in the Financial Information which has not been disclosed in writing to Lender or has had, or could reasonably be expected to result in, a Material Adverse Effect.

         B. Organization and Authority. Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Borrower Parties, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representation contained in this sentence shall not apply to any Person to the extent such Person's interest is in or through a U.S. Publicly-Traded Entity.

         C. Enforceability of Documents. Upon execution by the Borrower Parties, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Borrower Parties, respectively, enforceable against the Borrower Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

         D. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving the Borrower Parties or any of the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

         E. Absence of Breaches or Defaults. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, any of the Premises or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. None of the Premises are subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party (other than the Lease).

         F. Utilities. Adequate public utilities are available at each of the Premises to permit utilization of each of the Premises as a Permitted Concept and all utility connection fees and use charges will have been paid in full prior to delinquency.

         G. Zoning; Compliance With Laws. Each of the Premises is in compliance with all applicable zoning requirements, and the use of each of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. The Borrower Parties and the Premises are in compliance with all Applicable Regulations except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

         H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting any of the Premises have been commenced or, to the best of Borrower's knowledge, are contemplated. None of the Premises and, to the best of Borrower's knowledge, none of the real property bordering any of the Premises are designated by any Governmental Authority as a wetlands.

         I. Licenses and Permits; Access. All required licenses and permits, both governmental and private, to use and operate each of the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to each of the Premises for unrestricted ingress and egress and otherwise to permit utilization of each of the Premises for their intended purposes, and all such public roads and ways have been completed and dedicated to public use.

         J. Condition of Premises. Each of the Premises, including the Personal Property, is in good condition and repair and well maintained, ordinary wear and tear excepted, fully equipped and operational, free from structural defects, safe and properly lighted.

         K.       Environmental.  Except as disclosed in the Questionnaires:

                  (1) None of the Premises nor any of the Borrower Parties are in violation of, or subject to, any pending or, to Borrower's actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to any of the Premises;

                  (2) All permits, licenses or similar authorizations required to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Premises by reason of any Environmental Laws have been obtained;

                  (3) No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about any of the Premises, except in Permitted Amounts;

                  (4) None of the Premises contain Hazardous Materials, except in Permitted Amounts;

                  (5) There is no threat of any Release migrating to any of the Premises in excess of Permitted Amounts;

                  (6)  There  is  no  past  or   present   non-compliance   with
         Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Premises;

                  (7) None of the Borrower Parties has received any written or oral notice or other communication from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof in excess of Permitted Amounts, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with any of the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing;

                  (8) All information known to any of the Borrower Parties or contained in the files of any of the Borrower Parties relating to any Environmental Condition or Releases of Hazardous Materials in, on, under or from any of the Premises, other than in Permitted Amounts, has been provided to Lender, including, without limitation, information relating to all prior Remediation;

                  (9) All of the Premises have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens"); and none of the Borrower Parties has allowed any tenant or other user of any of the Premises to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off any of the Premises), impaired the value of any of the Premises in any material respect, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Premises; and

                  (10) The information and disclosures in the Questionnaires are true, correct and complete in all material respects, and the person or persons executing the Questionnaires were duly authorized to do so.

         Lender has charged Borrower a fee for the Environmental Policies. Borrower acknowledges that the Environmental Policies are for the sole protection of Lender and will not protect Borrower or provide Borrower with any coverage thereunder. Borrower acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties set forth in this subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

         L. Title to Premises; First Priority Lien. Fee title to the real property comprising each of the Premises is vested in Borrower, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Borrower is the owner of all Personal Property, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, and no Affiliate of Borrower owns any of the Personal Property. Upon Closing, Lender shall have a first priority lien upon and security interest in each of the Premises pursuant to the Mortgages and the UCC-1 Financing Statements.

         M. No Mechanics' Liens. There are no delinquent accounts payable or mechanics' liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; and no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will be